                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Payless ShoeSource, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                           [Payless ShoeSource Logo]
                          3231 SOUTH EAST SIXTH AVENUE
                              TOPEKA, KANSAS 66607

                                                                  April 19, 2002

Dear Fellow Shareowner,

     On behalf of the Board of Directors and Management of Payless ShoeSource, Inc., I cordially invite you to attend the Annual Meeting of Shareowners to be held in Pozez Auditorium at our Worldwide Headquarters located at 3231 South East Sixth Avenue, Topeka, Kansas on Friday, May 24, 2002, at 10:00 a.m., Central Daylight Saving Time. At the meeting, you will hear a report on the Company's progress during fiscal 2001, our strategies for the future, and you will have a chance to meet the Company's directors and executives. In addition, we will conduct the following business:

     I.    Elect three directors, each for a three-year term;

     II.   Approve the Payless ShoeSource, Inc. Incentive Compensation Plan; and

     III.  Conduct other business, if properly raised.

     In the following pages you will find the formal notice of the meeting and the proxy statement. The proxy statement provides more detail about the agenda and procedures for the meeting and includes biographical information about the director candidates.

     Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and return your proxy card promptly in the enclosed envelope or vote via the Internet as indicated on the proxy card and instructions. To attend the meeting in person, please follow the instructions on page 1.

     Thank you for your investment in Payless ShoeSource.

                                          Sincerely,

                                          /s/ Steven J. Douglass
                                          Steven J. Douglass
                                          Chairman of the Board and Chief
                                          Executive Officer

DIRECTIONS TO PAYLESS WORLD HEADQUARTERS

     The Pozez Auditorium is located at the Payless Worldwide Headquarters located at 3231 South East Sixth Avenue, Topeka, Kansas.

     Parking is available for you in the Visitor's parking lot. From the parking lot, you may enter the Corporate Office from the Visitor's entrance.

                                     [MAP]

                           [Payless ShoeSource Logo]

       NOTICE OF PAYLESS SHOESOURCE, INC., ANNUAL MEETING OF SHAREOWNERS

     DATE:
           May 24, 2002

     TIME:
           10:00 a.m., Central Daylight Saving Time

     PLACE:
           Pozez Auditorium
           3231 SE Sixth Avenue
           Topeka, Kansas

     PURPOSES:
           1. Elect three directors, each for a three-year term
           2. Approve the Payless ShoeSource, Inc. Incentive Compensation Plan
           3. Conduct other business, if properly raised

     WHO MAY VOTE?
           Only shareowners of record on April 10, 2002, may vote at the meeting.

     Your vote is important. Please promptly complete, sign, date and return your proxy card in the enclosed envelope. You may also vote via the Internet at HTTP://WWW.EPROXYVOTE.COM/UMB-BANK/. If you attend the meeting, you may revoke your proxy and vote in person, if you wish to do so.

                                          /s/ WILLIAM J. RAINEY
                                          William J. Rainey
                                          Secretary
April 19, 2002

                           [Payless ShoeSource Logo]

PROXY STATEMENT

WHAT ARE THE PURPOSES OF THIS MEETING?

     The purposes of this meeting are to (i) elect three directors, each for a three-year term; (ii) approve the Payless ShoeSource, Inc. Incentive Compensation Plan (the "Incentive Plan"); and (iii) conduct other business, if properly raised.

WHO MAY VOTE?

     Shareowners of Payless ShoeSource, Inc., a Delaware corporation ("Payless" or the "Company"), as recorded in our stock register on April 10, 2002, may vote at the meeting.

HOW TO VOTE?

     You may vote in person at the meeting or by proxy. Proxies may be submitted either via United States Mail or the Internet at HTTP://WWW.EPROXYVOTE.COM/UMB-BANK/. We recommend you vote by proxy even if you plan to attend the meeting. If you attend the meeting, you may revoke your proxy and vote in person, if you wish to do so.

HOW DO PROXIES WORK?

     The Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You also may vote for or against the other proposals or abstain from voting. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of the Management proposals.

WHY DID I RECEIVE MULTIPLE PROXY CARDS?

     You may receive more than one proxy or voting instruction card depending on how you hold your shares. You will receive a proxy card for shares registered in your name. Payless employees will receive voting instruction cards for the aggregate number of shares they hold in the Company's profit sharing plan and for shares held by the employee stock purchase plan. If you hold shares through someone else, such as a stockbroker, you may also get material from them asking how you want to vote.

HOW DO I REVOKE MY PROXY?

     You may revoke your proxy before it is voted by submitting a new proxy card with a later date or subsequently voting via the Internet. Record holders may also revoke their proxy by voting in person at the meeting or by notifying the Company's Secretary in writing at the address listed under "Questions" on page 21.

WHAT IS A QUORUM?

     In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either in person or by proxy. Shares owned by Payless' affiliates are not voted and do not count for this purpose.

HOW MANY VOTES ARE NEEDED?

     The director candidates receiving the most votes will be elected to fill the seats on the Board. The other Management proposals will pass if a majority of the votes cast on each proposal are in favor of it. We count abstentions and broker non-votes to determine if a quorum is present, but not to determine if a proposal passes. When a broker returns a proxy, but does not have authority to vote on a particular proposal, we call it a "broker non-vote."

WHO MAY ATTEND THE MEETING?

     Only shareowners, their proxy holders and the Company's guests may attend the meeting. The lower half of your proxy or voting instruction card is your admission ticket. Please bring the admission ticket with you to the meeting.

     If you hold your shares through someone else, such as a stockbroker, send proof of your ownership to the Secretary at the address listed under "Questions" on page 21, and we will send you an admission ticket. Alternatively, you may bring proof of ownership with you to the meeting. Acceptable proof could include an account statement showing that you owned Payless shares on April 10, 2002.
                           -------------------------

    This Proxy Statement and the enclosed form of proxy are being mailed to shareowners
                          on or about April 19, 2002.

                       PROPOSAL I: ELECTION OF DIRECTORS

PROPOSAL I ON THE ACCOMPANYING PROXY CARD.

DIRECTORS AND NOMINEES FOR DIRECTORS

     The Board currently consists of nine Directors divided into three classes serving staggered terms. Six of the Company's current Directors are serving in two classes with terms that continue beyond the Annual Meeting, and they are not subject to election at the Annual Meeting. Three Directors, Messrs. Steven J. Douglass, Howard R. Fricke and Duane L. Cantrell, serve in a class with a term that expires at the Annual Meeting, each of whom are nominees of the Board for reelection at the Annual Meeting. If elected at the Annual Meeting, each of Messrs. Douglass, Fricke and Cantrell will serve a term of three years to expire at the Annual Meeting of Shareowners to be held in the year 2005 or until his successor is elected and qualifies.

     Ms. Mylle B. Mangum and Messrs. Robert L. Stark and Irwin Zazulia have terms expiring at the 2003 Annual Meeting of Shareowners and Messrs. Daniel Boggan Jr., Robert C. Wheeler and Michael E. Murphy have terms expiring at the 2004 Annual Meeting of Shareowners.

     Each nominee has consented to being named as a nominee and to serve, if elected. If any nominee should subsequently become unavailable for election, the holders of proxies may, in their discretion, vote for a substitute or the Board may reduce the number of Directors to be elected.

     Further information concerning the nominees for election as Directors at the Annual Meeting and Continuing Directors, including their employment during at least the past five years, appears below.

     DIRECTORS SUBJECT TO ELECTION:

     STEVEN J. DOUGLASS is 52 years old and has served as Chairman of the Board and Chief Executive Officer of Payless since May 4, 1996, the date on which the Payless Common Stock was distributed in a spin-off by The May Department Stores Company ("May") to its shareowners (the "Spin-off"). Mr. Douglass served as Chairman and Chief Executive Officer of Payless from April 1995 to the Spin-off. He joined Payless in 1993 and served as Senior Vice President/Director of Retail Operations from 1993 to January 1995 and as Executive Vice President/Director of Retail Operations from January 1995 to April 1995. Prior to his association with Payless, Mr. Douglass held several positions at divisions of May, serving as Chairman of May Company, Ohio from 1990 to 1993 and Senior Vice President and Chief Financial Officer of J.W. Robinsons from 1986 to 1990. Mr. Douglass is a director of The Security Benefit Group of Companies. Mr. Douglass has served as a Director of Payless since April 1996.

     DUANE L. CANTRELL is 46 years old and has served as President of Payless since February 2002. He joined Payless in 1978 and served as Executive Vice President -- Operations from 1998 to 2002, Executive Vice President -- Retail Operations from April 1997 to April 1998, and Senior Vice President -- Retail Operations from May 1995 to April 1997. From 1992 to 1995, he served as Senior Vice President -- Merchandise Distribution and Planning and from 1990 to 1992, he served as Senior Vice President -- Merchandise Distribution. Mr. Cantrell has served as a Director of Payless since February 2002.

     HOWARD R. FRICKE is 66 years old and has been Chairman of the Board of The Security Benefit Group of Companies since 1988. He also served as Chief Executive Officer from 1988 to January 2001. Mr. Fricke also serves as a director of The Security Benefit Group of Companies. Mr. Fricke has served as a Director of Payless since April 1996.

THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PAYLESS COMMON STOCK VOTE IN FAVOR OF ALL OF THE ABOVE NOMINEES.

     CONTINUING DIRECTORS:

     DANIEL BOGGAN JR. is 56 years old and has served as Senior Vice President of The National Collegiate Athletic Association (the "NCAA") since August 1998. He joined the NCAA in 1994 as Group Executive Director for Education Services and served as Chief Operating Officer from January 1996 to

August 1998. Prior to his tenure with the NCAA, Mr. Boggan was Vice Chancellor of the University of California from 1986 to 1994, and City Manager of Berkeley, California from 1982 to 1986. Mr. Boggan is a director of The Clorox Company and Administar Federal. Mr. Boggan has served as a Director of Payless since September 1997.

     MYLLE B. MANGUM is 53 years old and has served as Chief Executive Officer of MMS Incentives, Inc. since June 1999. Prior to her association with MMS Incentives, Inc., she served as President-Global Payment Systems and Senior Vice President-Expense Management and Strategic Planning for CWT Holdings, Inc. from 1997 to 1999. She was previously Executive Vice President-Strategic Management for Holiday Inn Worldwide from 1992 to 1997. Ms. Mangum was previously employed with BellSouth Corporation as Director-Corporate Planning and Development from 1986 to 1992. She is a director of Scientific-Atlanta, Inc. and Haverty Furniture Companies, Inc. Ms. Mangum has served as a Director of Payless since November 1997.

     MICHAEL E. MURPHY is 65 years old and is the former Vice Chairman and Chief Administrative Officer of Sara Lee Corporation ("Sara Lee"). He served in such capacity from 1994 to 1997. In addition, he served as a director of Sara Lee from 1979 to October 1997. Mr. Murphy joined Sara Lee in 1979, serving as Executive Vice President and Chief Financial and Administrative Officer from 1979 to 1993 and as Vice Chairman and Chief Financial and Administrative Officer from 1993 to 1994. Mr. Murphy is a member of the Chicago Committee of the Chicago Council on Foreign Relations, and a director of Bassett Furniture Industries, Inc., Coach, Inc., Civic Federation, Big Shoulders Fund, Chicago Cultural Center Foundation, Chicago's Lyric Opera and GATX Corporation. Mr. Murphy is also a member of the Board of Trustees of Northern Funds (a family of mutual funds). Mr. Murphy has served as a Director of Payless since April 1996.

     ROBERT L. STARK is 69 years old and was Dean of the Edwards Campus at the University of Kansas from 1993 until his retirement in August 1997. Prior to his becoming Dean, Mr. Stark was employed by Hallmark Cards, Inc. for 35 years in various capacities, including: Executive Vice President and President of the Personal Communication Group; Senior Vice President and Group Vice President of Hallmark; and President of Hallmark Canada. Mr. Stark previously served as a director of Hallmark from 1976 to 1993 and as a director of four other New York Stock Exchange Listed companies. Mr. Stark has served as a Director of Payless since April 1996.

     ROBERT C. WHEELER is 60 years old and has served as President of Hill's Pet Nutrition, Inc. since 1981. He assumed the title of Chairman and Chief Executive Officer in June 1996. From 1987 to 1992, he served as Vice President of Colgate-Palmolive Company and has been a Corporate Officer since 1992. Mr. Wheeler currently serves as a Director of The Security Benefit Group of Companies, Stormont-Vail HealthCare, Inc., the Pet Food Institute and is also a trustee of the Menninger Foundation. Mr. Wheeler has served as a Director of Payless since September, 2001.

     IRWIN ZAZULIA is 60 years old and was the President and Chief Executive Officer of Hecht's, a division of May, from 1980 until his retirement in July 2000. From 1971 to 1979, he served in a number of positions for Hecht's, including Vice Chairman, Executive Vice President, responsible for merchandising, Vice President and General Merchandise Manager for apparel and accessories, and Divisional Merchandise Manager of Ready-to-Wear. Mr. Zazulia is also a director of Federal Reserve Bank of Richmond, VA, and serves on Georgetown University's Board of Regents Career Committee and the Wish Friends Board of Directors in support of the Make-A-Wish Foundation. Mr. Zazulia has served as a Director of Payless since November 2000.

THE BOARD AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held a total of ten meetings during fiscal 2001. No Director attended less than 75% of the aggregate of (i) the total number of board meetings held during the period for which such director held such office and (ii) the total number of meetings held by all Board committees on which such director served during the periods that such director served.

     The Board has two committees: an Audit and Finance Committee (the "Audit and Finance Committee") and a Compensation and Nominating Committee (the "Compensation Committee").

     Compensation of Directors. Management directors are not entitled to additional compensation for their service as a Director, attendance at Board or committee meetings or at meetings of the shareowners. Under the Company's Restricted Stock Plan for Non-Management Directors, each Director who is not an officer of Payless receives 1,000 shares of Payless Common Stock upon joining the Board. As of the date of each annual meeting, non-management directors also are awarded an annual fee of $35,000 payable in Payless Common Stock and cash compensation of $15,000. All such shares of Payless Common Stock are subject to restrictions on transferability and to forfeiture. For 2001, the annual fee of $35,000 was paid as 508 shares of Payless Common Stock per non-management director, as determined based upon the arithmetic average of the high and low trading prices of the shares on the date of the annual meeting, May 25, 2001. The cash portion of the annual fee vests one-fifth on the date of each regular meeting of the Board following the annual meeting. Non-management directors may elect to defer all or any portion of their compensation under the Deferred Compensation Plan for Non-Management Directors of Payless.

     The Restricted Stock Plan for Non-Management Directors referred to above provides for the issuance of not more than 300,000 shares of Payless Common Stock, subject to adjustment for changes in the Company's capital structure. Initial grant shares vest 20% per year over a five year period following the date of the grant. The annual retainer shares vest one-half on November 1 following the date of the grant (annual meeting date), and one-half on May 1 following the date of the grant. Shares awarded under the plan may not be sold during a person's tenure as a Director. The Restricted Stock Plan for Non-Management Directors may not be amended in a manner that would increase the number of shares of Payless Common Stock issuable thereunder, change the class of persons eligible to participate thereunder or otherwise materially increase benefits or modify eligibility requirements without shareowner approval.

     The Deferred Compensation Plan for Non-Management Directors referred to above allows each Director to defer receipt of any fee received for services as a Director, whether payable as restricted stock or cash, until after the calendar year in which the person ceases to serve as a Director.

     Audit and Finance Committee. The Audit and Finance Committee recommends to the Board the firm of independent public accountants to audit the Company's financial statements, the proposed engagement arrangements for the independent public accountants for each fiscal year and the advisability of having the independent public accountants perform consulting or other special projects, make specified studies and reports regarding auditing matters, accounting procedures, tax or other matters. The Audit and Finance Committee reviews results of the audit for each fiscal year, such accounting policies of the Company as are deemed appropriate for review by the Audit and Finance Committee, the coordination between the independent public accountants and the Company's internal auditing group, the scope and procedures of the Company's internal audit work and the quality and composition of the Company's internal audit staff. The Audit and Finance Committee is responsible for reviewing and making recommendations to the Board with respect to matters such as the following: the financial policies of the Company; debt ratings; short-term versus long-term debt positions; debt-to-capitalization ratios; fixed charge coverage; working capital and bank lines; dividend policy; the long-range financial plans of the Company; the Company's capital expenditure program, including rate of return standards and evaluation methods; specific debt and/or equity placement activities; external financial relationships with investment bankers, commercial bankers, insurance companies, etc.; financial public relations and communication programs; profit sharing plan investments; financial aspects of proposed acquisitions and/or divestitures; and the Company's insurance and risk management program. The members of the Audit and Finance Committee, during the 2001 fiscal year, were Messrs. Murphy (Chairman), Stark and Fricke, each of whom was an independent director as required by the rules of the New York Stock Exchange, Inc. (the "NYSE"). During the 2001 fiscal year, the Audit and Finance Committee met four times.

     Compensation and Nominating Committee. The functions of the Compensation Committee include such matters as considering and recommending to the Board and the Company's management the overall compensation programs of the Company, reviewing and approving the compensation payable to the senior management personnel of the Company and reviewing and monitoring the executive development efforts of the Company to assure development of a pool of management and executive personnel adequate for orderly management succession. The Compensation Committee reviews significant changes in employee benefit plans and stock related plans; serves as the "Committee" under the Company's stock incentive plan, stock appreciation and phantom stock plan for international employees, executive incentive compensation plans for the Company executives, Incentive Plan, supplementary retirement plan and a deferred compensation plan; and identifies and recommends candidates for Directors of the Board, members of committees and the successor to the chief executive officer. The Compensation Committee considers suggestions as to nominees for Directors from any source, including any shareowner. To potentially be brought before the 2003 Annual Meeting, the recommendation must be in writing, submitted to the Corporate Secretary of Payless at 3231 South East Sixth Avenue, Topeka, Kansas, 66607, at least 75 and not more than 90 days prior to the 2003 Annual Meeting, and otherwise comply with the terms of the Company's Bylaws. The members of the Compensation Committee during the last fiscal year were Ms. Mangum (Chairman), Messrs. Boggan and Zazulia, each of whom was a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). During the 2001 fiscal year, the Compensation Committee met six times.

     The Board may, from time to time, establish certain other committees to act on behalf of the Board of Directors.

     The following Report of the Audit and Finance Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

AUDIT AND FINANCE COMMITTEE REPORT

     During fiscal 2001, the Audit and Finance Committee of the Board of Directors reviewed the charter for the Committee, which was approved by the full Board on March 16, 2000. No changes were made to the charter. A copy of the charter was filed with the Proxy Statement for the 2001 Annual Meeting.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. On behalf of the Board of Directors, the Audit and Finance Committee monitors the Company's financial reporting processes and systems of internal control, the independence and performance of the independent accountants, and the performance of the internal auditors.

     Management has represented to the Audit and Finance Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and the Audit and Finance Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit and Finance Committee has discussed with the independent accountants their evaluation of the accounting principles, practices and judgments applied by management, and the Committee has discussed any items required to be communicated to it by the independent accountants in accordance with standards established by the American Institute of Certified Public Accountants. The Audit and Finance Committee membership complies with the requirements of the New York Stock Exchange with respect to independence, financial literacy and financial management expertise, but its members are not professionally engaged in the practice of accounting and are not experts in the fields of accounting or auditing.

     The Audit and Finance Committee has discussed with the independent public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit and Finance Committee has received from the Company's independent public accountants the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit and Finance Committee has also considered whether the independent public accountants' provision of information technology services and other non-audit services to the Company is compatible with their independence.

     In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2002, for filing with the Securities and Exchange Commission.

     Audit and Finance Committee:
     Michael E. Murphy -- Chairman
     Howard R. Fricke
     Robert L. Stark

     The following Report of the Compensation and Nominating Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

COMPENSATION AND NOMINATING COMMITTEE REPORT

     The Compensation Committee (the "Committee") reviews and approves, among other things, the compensation payable to each of the executive officers named in the Summary Compensation Table on page 12.

     Compensation Philosophy. The Company's basic compensation philosophy is that the compensation program should:

     1) attract, retain and motivate highly qualified executives;

     2) be competitive;

     3) align the executive's compensation with the Company's objectives; and

     4) be related to the value created for shareowners.

     Compensation for executive officers is comprised of a base salary, bonus opportunities and long-term stock incentives. The Committee regularly reviews compensation based on the Company's compensation philosophy, the performance of Payless and competitive practices. As part of its review of competitive pay levels, the Committee looks at the base salary levels, annual bonus levels and long-term incentives of a broad group of companies, including some of the companies in the peer group represented in the Stock Price Performance graph on page 11, and other retail companies of similar size to Payless (the "survey companies").

     Base Salary. Base salaries are targeted at approximately the 50th percentile of base salaries for comparable executive officer positions at the survey companies. The Committee annually reviews and may adjust base salaries based on the Committee's discretionary assessment of each individual executive's performance and competitive pay levels. Base salaries for all executive officers with the Company more than one year increased an average of 6.9% percent during fiscal 2001.

     Bonus Opportunities. The Executive Incentive Compensation Plan for Payless Executives (the "EICP") and the Executive Incentive Compensation Plan for Annual Awards for Merchandising and Retail Operations Functions (the "Retail EICP") provide an opportunity for all executive officers to earn bonuses based on both annual and long-term results. Both the annual and long-term bonus opportunities are targeted at approximately between the 60th and 75th percentile of the bonus opportunities for comparable positions at the survey companies for targeted above-market performance. Executive officers are eligible to receive annual cash awards for individual fiscal years and long-term cash awards for long-term performance periods of three years. The long-term performance period covers fiscal 1999-2001, except for executive officers who have been eligible to participate in the EICP for less than the three year performance period. For the first year of eligibility to participate in the EICP, the long-term performance period is the then current fiscal year; for the second year of eligibility, the long-term performance period will consist of the then current fiscal year plus the prior year; and for the third year of eligibility, the long-term performance period will be the full three-year period.

     EICP. The annual and long-term awards are based upon attaining earnings per share ("EPS") targets and return on net assets ("RONA") performance standards relating to Payless as a whole. Awards are subject to automatic upward or downward adjustment to reflect the Company's performance in EPS growth and RONA as compared to a group of peer companies designated in advance by the Committee. The relative rank adjustment varies depending on the number of peer companies designated by the Committee.

     The group of peer companies consists of the following 14 companies (the "Peer Group"): The Gap, Inc., The Limited, Inc., Ross Stores, Inc., The TJX Companies, Inc., Brown Shoe Company, Inc., Footstar, Inc., Genesco Inc., Shoe Carnival, Inc., The Finish Line, Inc., Foot Locker, Inc. (formerly known as Venator Group, Inc.), Target Corporation, Dollar General Corporation, Family Dollar Stores, Inc., and Wal-Mart Stores, Inc. For the Peer Group, if Payless ranks first through fourth, the award for that measure is not less than the target level; if Payless ranks fifth through seventh, the award for that measure is not less than threshold level; and if Payless ranks twelfth through fifteenth, the award for that measure is not more than threshold level. In each case, the Company's relative rank is determined based on data reviewed by the Company's independent public accountants.

     The long-term award is also subject to an automatic upward (up to 50%) or downward (up to 25%) adjustment based on the performance of the Company's Common Stock price over the long-term performance periods. For this purpose, the performance of the Company's Common Stock is based on the difference between the average closing price of the Company's Common Stock on the NYSE during the month of February of the calendar year in which a long-term performance period begins and the average closing price of the Company's Common Stock during the month of February of the calendar year in which such long-term performance period ends.

     The annual award for fiscal 2001 could have ranged between 0% and 112.5% of base salary for the CEO, between 0% and 62.5% of base salary for the President and between 0% and 45% of base salary for the other executive officers named in the Summary Compensation Table. For fiscal 2001, the threshold annual award was 37.5% of base salary for the CEO, 20.83% of base salary for the President and 15% of base salary for the other executive officers named in the Summary Compensation Table. The target annual award for fiscal 2001 was 75% of base salary for the CEO, 41.67% of base salary for the President and 30% of base salary for the other executive officers named in the Summary Compensation Table.

     The long-term award for fiscal 2001 could have ranged between 0% and 50% of average base salary over the long-term performance period for the CEO, between 0% and 41.67% of average base salary over the long-term performance period for the President and between 0% and 30% of average base salary over the long-term performance period for the other executive officers named in the Summary Compensation Table. For fiscal 2001, the threshold long-term award was 16.67% of average base salary over the long-term performance period for the CEO, 13.89% of average base salary over the long-term performance period for the President and 10% of average base salary over the long-term performance period for the other executive officers named in the Summary Compensation Table, and the target long-term award was 33.34% of average base salary over the long-term performance period for the CEO, 27.78% of average base salary over the long-term performance period for the President and 20% of average base salary over the long-term performance period for the other executive officers named in the Summary Compensation Table. All long-term awards are subject to the adjustment described above regarding stock price performance over the long-term period. The awards for the executive officers named in the Summary Compensation Table may also be adjusted downward on a discretionary basis by the Committee.

     For the annual performance period, the Company's performance was below the threshold performance levels for both EPS and RONA. The Company's rank relative to the companies comprising the Peer Group was 10th with respect to annual RONA, and 12th with respect to annual EPS growth. Therefore, if there were a payout for the annual incentive no adjustment would be made to the payout for annual RONA measure and the payout for the annual EPS component would be limited to threshold for fiscal year 2001 based on the Company's relative rank. For the three-year "long-term" performance period, fiscal 1999 to 2001, the Company's performance was below the threshold performance level for both the long term EPS and RONA. The Company's rank relative to the companies comprising the Peer Group was 11th with respect to long-term RONA and 13th in respect to long-term EPS growth. Therefore, if there were a payout for the long-term incentive no adjustment would be made for long-term RONA and the payout for the long-term EPS component would be limited to threshold based on the Company's relative rank to the companies comprising the Peer Group. For the three-year long-term performance period, the price of the Company's Common Stock increased $3.50, which would have resulted in a 6.485% increase in long-term bonuses, if any were being paid.

     For executive officers with a one-year long-term performance period, the Company's performance was below the threshold performance levels set by the Committee for both EPS and RONA. The Company's rank relative to the companies comprising the Peer Group was 10th with respect to RONA and 12th with respect to EPS growth. Therefore, if there had been a payout for long-term RONA, no adjustment would have been made and the payout for the long-term EPS component would be limited to threshold based on the Company's relative rank. For the one-year long-term performance period, the price of the Company's Common Stock decreased $16.54, which would have resulted in a 22.37% decrease in long-term bonuses, if any were being paid.

     Retail EICP. The Retail EICP is modeled after the EICP and provides an opportunity for management employees selected by the Committee to earn annual bonus awards based upon their annual performance as compared to certain predetermined performance targets set by the Committee for gross margin rate, inventory turnover, sales, return on sales or gross margin contribution based upon the executive's area of responsibility. Based upon the Company's annual gross margin performance, executive officers participating in the Retail EICP received threshold payouts. Executives that participate in the Retail EICP with respect to annual awards participate in the EICP with respect to the long-term awards. The annual awards under the Retail EICP are subject to upwards or downwards adjustment based upon the Committee's determination, in its sole discretion.

     The above performance resulted in the following annual and long-term bonus awards before any adjustments by the Committee:

                                                         ANNUAL BONUS AWARD            LONG-TERM BONUS AWARD
                                                     (PERCENTAGE OF BASE SALARY)    (PERCENTAGE OF BASE SALARY)
                                                     ---------------------------    ---------------------------
CEO..............................................                0.0%                           0.0%
President........................................                0.0%                           0.0%

Each other Executive Officer participating in the
EICP.............................................                0.0%                           0.0%

Each other Executive Officer participating in the
EICP with a one year long-term performance
period...........................................                0.0%                           0.0%

Each other Executive Officer participating in the
Retail EICP, prorated based upon months of
participation....................................                3.3%                           0.0%

     Long-Term Stock Incentives. Payless may provide for long-term stock incentives with stock options, restricted stock, stock appreciation rights, phantom stock and performance units, which are designed to attract, retain and motivate management employees and relate their compensation directly to the performance of the Company's Common Stock. The mix of such awards is determined by the Committee, in its sole discretion. The Committee has adopted a program for long-term stock incentives with the goals of retaining and motivating executives, providing rewards commensurate with the growth in the value of Payless and aligning management interests more closely with those of Payless' shareowners. As part of this policy, the Committee believes that the long-term incentives provided to the executives of Payless should be targeted at approximately the 50th percentile of the long-term incentive opportunities for comparable positions at the survey companies.

     In 2000, the Committee authorized grants of stock options and restricted stock to employees, including executive officers. The awards were intended to serve as the long-term stock incentives for the period 2000-2002. This practice is consistent with the grants of stock options and restricted stock made in 1997, which served as the long-term stock incentive for the period 1997-1999.

     Consistent with the Company's compensation philosophy, the Committee evaluated the market for hiring and retaining chief executive officers, compensation for comparable positions at other retail companies of similar size to the Company and the performance of the Company. On March 15, 2001, the Committee authorized the grant of an option on 120,000 shares of Payless Common Stock to Mr. Douglass with an exercise price of $68.89. The options will vest on 15,000 shares on each of the first two anniversaries of the grant date, on 20,000 shares on each of the third and fourth anniversaries of the grant date, and on 25,000 shares on the fifth and sixth anniversary of the grant date. In addition, the Committee authorized the grant of an option on 280,000 shares of Payless Common Stock at such time as the 1996 Stock Incentive Plan is amended to permit such a grant or another plan is approved that would permit the grant. The option on 280,000 shares of Payless Common Stock are to be granted at the average of the high and low trading price on the date of the grant and will vest in equal annual installments on each anniversary of the date of grant through 2007.

     CEO Pay. Based on the Company's compensation philosophy, effective April 29, 2001, the CEO's base salary increased to $860,000. The Committee noted that Mr. Douglass' compensation was below targeted levels.

     The CEO's bonus (both annual and long-term) for 2001 of $0 was determined entirely by the quantitative criteria set forth above.

     Executive Stock Ownership. Payless believes that it is important for every executive of Payless to establish and maintain an equity ownership interest in Payless that is significant relative to his or her base salary. Accordingly, in 1997, the Company adopted the following minimum stock ownership guidelines for senior management, including executive officers.

                              OWNERSHIP GUIDELINES

                                                            VALUE OF SHARES OF PAYLESS
                                                              COMMON STOCK OWNED AS
                        POSITION                            A MULTIPLE OF BASE SALARY
                        --------                            --------------------------
CEO.....................................................            5.0 Times
President...............................................            3.5 Times
Executive Vice President................................            2.0 Times
Senior Vice President...................................            1.5 Times
Vice President..........................................            1.0 Times

     These guidelines are expected to be attained by the later of 2004 or within seven years of appointment to one of the above positions. The stock ownership guidelines may be satisfied through direct ownership of shares of Payless Common Stock, including share equivalents under the Profit Sharing Plan and phantom stock under the Deferred Compensation Plan. Restricted shares of Payless Common Stock, however, are not taken into account until they vest.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee currently intends to structure performance-based compensation, including stock option grants and annual and long-term bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. The Committee, however, may award non-deductible compensation in circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, and other uncertainties including but not limited to the Company's stock price, no assurance can be given, notwithstanding the Company's stated intentions, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will do so.

     Compensation and Nominating Committee:

Mylle B. Mangum -- Chairman
Daniel Boggan Jr.
Irwin Zazulia

STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total shareowner return on Payless Common Stock against the cumulative returns of the Standard and Poor's Corporation Composite Index (the "S&P 500 Index") and the Peer Group, some of which are competitors and all of which were used in determining bonuses under the Company's performance based incentive plans.

                              [PERFORMANCE GRAPH]

               COMPARISON OF FIVE FISCAL YEAR CUMULATIVE RETURNS
              OF THE COMPANY, THE S&P 500 INDEX AND THE PEER GROUP

                                  1996       1997       1998       1999       2000       2001
                                 -------    -------    -------    -------    -------    -------
Payless......................    $100.00    $173.50    $138.84    $109.84    $185.76    $156.30
S&P 500......................     100.00     126.90     168.13     180.95     181.60     153.07
Peer Group...................     100.00     171.88     342.25     402.56     410.72     430.71

     The graph assumes $100 was invested on February 1, 1997, (the end of fiscal
1996) in Payless Common Stock, in the S&P 500 Index, and in the Peer Group, and assumes the reinvestment of dividends.

     Companies comprising the Peer Group are: The Gap, Inc., The Limited, Inc., Ross Stores, Inc., The TJX Companies, Inc., Brown Shoe Company, Inc., Footstar, Inc., Genesco Inc., Shoe Carnival, Inc., The Finish Line, Inc., Foot Locker, Inc. (formerly known as Venator, Inc.), Target Corporation, Dollar General Corporation, Family Dollar Stores, Inc., and Wal-Mart Stores, Inc.

EXECUTIVE COMPENSATION

     The table below shows the compensation paid or accrued by the Company on behalf of the CEO and the Company's four other most highly compensated executive officers (determined as of the end of the last fiscal year) for the last three fiscal years ended February 2, 2002 ("2001"), February 3, 2001 ("2000"), and January 29, 2000 ("1999"), respectively or such shorter time as they were employed by Payless.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION AWARDS
                                                                          -----------------------------------------
                                          ANNUAL COMPENSATION                               SECURITIES    PAYOUTS
                                 --------------------------------------                     UNDERLYING   ----------
                                                             OTHER                            STOCK      LONG-TERM
NAME AND                FISCAL                ANNUAL        ANNUAL          RESTRICTED       OPTIONS     INCENTIVE
PRINCIPAL POSITION       YEAR    SALARY(1)   BONUS(2)   COMPENSATION(3)   STOCK AWARDS(4)      (#)       PAYOUTS(5)
------------------      ------   ---------   --------   ---------------   ---------------   ----------   ----------
Steven J. Douglass....   2001    $845,000    $      0      $ 50,904          $      0        120,000      $      0
  Chairman of the        2000     787,500     307,120        43,660           528,688        175,000       116,508
  Board and Chief        1999     731,250     234,375        71,179                 0              0       284,453
  Executive Officer
Ken C. Hicks(7).......   2001     587,535      70,000        25,594                 0              0             0
  President              2000     537,500     245,945        25,530           360,469         82,500             0
                         1999     480,769     130,250       105,774           319,500         65,000        65,710
Duane L. Cantrell.....   2001     429,990           0             0                 0              0             0
  Executive Vice         2000     383,475      89,004             0           463,188         52,000        34,423
  President              1999     365,385      70,313             0                 0              0        84,863
John N. Haugh.........   2001     343,750      53,321             0                 0              0             0
  Senior Vice            2000     325,000      64,447             0           134,575         19,500             0
  President(8)           1999      56,250      15,235             0                 0              0         7,693
Ullrich E. Porzig.....   2001     316,950           0             0                 0              0             0
  Senior Vice            2000     299,600      69,535             0           134,575         19,500        27,834
  President
  Chief Financial        1999     289,500      54,938             0                 0              0        71,586
  Officer
  and Treasurer


NAME AND                   ALL OTHER
PRINCIPAL POSITION      COMPENSATION(6)
------------------      ---------------
Steven J. Douglass....    $    2,940
  Chairman of the              4,932
  Board and Chief              4,969
  Executive Officer
Ken C. Hicks(7).......     1,686,401
  President                    4,932
                              62,575
Duane L. Cantrell.....         2,940
  Executive Vice               4,932
  President                    4,969
John N. Haugh.........       164,383
  Senior Vice                197,031
  President(8)                     0
Ullrich E. Porzig.....         2,940
  Senior Vice                  4,932
  President
  Chief Financial              4,969
  Officer
  and Treasurer

-------------------------
(1) "Salary" reflects amounts paid to or deferred by the named executive officers during fiscal 2001. Annual salary changes for each of the named executive officers normally occur on May 1 of each year.

(2) "Annual Bonus" reflects the annual portion of the bonus paid under the Company's EICP, Retail EICP and any signing bonus pursuant to any executive officer's employment agreement. It also includes amounts deferred by the particular officer, and in 2001, a signing bonus paid to Mr. Hicks ($70,000) and Mr. Haugh ($41,666) as part of their employment agreement. In 2000, in addition to amounts payable under the EICP or the Retail EICP, a signing bonus was paid to Mr. Hicks ($70,000) and to Mr. Haugh ($41,666) as part of their respective employment agreements.

(3) "Other Annual Compensation" includes forms of compensation required to be reported under applicable SEC rules. For 2001, it includes for Mr. Douglass $12,962 of imputed income due to life insurance and long-term disability insurance coverage paid by Payless, $12,942 of automobile allowance, $22,100 of imputed income due to personal use of an airplane owned by Payless and $2,900 for tax form preparation fees paid by Payless; and for Mr. Hicks $2,536 of imputed income due to life insurance and long-term disability coverage paid by Payless, $13,539 of automobile allowance, and $9,519 of imputed income due to personal use of an airplane owned by Payless. For 2000, it includes for Mr. Douglass $13,432 of imputed income due to life insurance and long-term disability insurance coverage paid by Payless, $14,198 of automobile allowance, $13,130 of imputed income due to personal use of an airplane owned by Payless and $2,900 for tax form preparation fees paid by Payless; and for Mr. Hicks $1,348 of imputed income due to life insurance and long-term disability coverage paid by Payless, $15,307 of automobile allowance, $7,436 of imputed income due to personal use of an airplane owned by Payless and $1,440 for tax form preparation fees paid by Payless. For 1999, it includes for Mr. Douglass $21,536 of imputed income due to life insurance and long-term disability insurance coverage paid by Payless, $14,661 of automobile allowance, $32,082 of imputed income due to personal use of an airplane owned by Payless and $2,900 for tax form preparation fees paid by Payless.

(4) The dollar value of restricted stock awards is equal to the average of the high and low prices of Payless Common Stock on the date of the grant, multiplied by the total number of shares granted to the named executive officer. The aggregate number of shares of restricted stock on which the restrictions have not lapsed and the value of such restricted stock owned by each of the named executive officers as of the end of the fiscal year 2001 (at $58.655, the average of the high and low price on February 1, 2002) was $645,205 for Mr. Douglass, representing 11,000 shares; $439.913 for Mr. Hicks, representing 7,500 shares; $527,895 for Mr. Cantrell representing 9,000 shares; $109,450 for Mr. Haugh representing 1,866 shares; and $164,234 for Mr. Porzig representing 2,800 shares.

(5) "Long-Term Incentive Payouts" represents the long-term portion of the bonus paid under the Company's EICP. It includes amounts deferred by the particular officer. For all executive officers the long-term performance period is fiscal 1999-2001.

(6) "All Other Compensation" represents the Company's contribution to the named executive officer's account in the Company's profit sharing plan. In addition, "All Other Compensation" includes payments in 2001 to relocate Mr. Haugh ($161,443), payments in connection with the resignation of Mr. Hicks ($1,683,461), and payments in 2000 to relocate Mr. Haugh ($192,317) and in 1999 to relocate Mr. Hicks ($57,606).

(7) Mr. Hicks resigned effective February 2, 2002.

(8) Mr. Haugh joined the Company on November 29, 1999.

     Stock Option Awards. The following table provides certain information concerning individual grants of stock options made to the named executive officers during the last fiscal year under the Company's 1996 Stock Incentive Plan.

                       STOCK OPTION GRANTS IN FISCAL 2001

                               NUMBER OF      PERCENT OF
                               SECURITIES    TOTAL OPTIONS
                               UNDERLYING     GRANTED TO
                                OPTIONS      EMPLOYEES IN     EXERCISE PRICE    EXPIRATION     GRANT DATE
NAME                            GRANTED       FISCAL YEAR       PER SHARE          DATE       FAIR VALUE(2)
----                           ----------    -------------    --------------    ----------    -------------
Steven J. Douglass...........  120,000(1)        43.3             $68.89         5/25/11       $4,908,240

-------------------------
(1) These options, granted on May 25, 2001, under the 1996 Stock Incentive Plan, have a term of 10 years. The option will vest on 15,000 shares on each of the first two anniversaries of the grant date, on 20,000 shares on each of the third and fourth anniversaries of the grant date, and on 25,000 shares on the fifth and sixth anniversary of the grant date. These options have an exercise price equal to the average of the high and low trading prices of the Company's stock on the date granted.

(2) The grant date fair values were determined using the Black-Scholes option pricing model. The estimated values under the model are based on assumptions as to variables such as option term, risk-free interest rates, stock price volatility and dividend yield. The actual value, if any, the option holder may realize will depend on the excess of the actual market price of the stock over the exercise price on the date the option is exercised. The grant date fair value calculation is presented in accordance with SEC proxy disclosure requirements. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the Black-Scholes model. The model assumes: (a) an option term of 10 years, which represents the length of time between the grant date of options and the latest possible exercise date by the named executive officers; (b) a risk-free interest rate that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option's term; (c) stock price volatility calculated based on the historic volatility of the Company's stock price since April 1996; and (d) dividends at the rate of $0 per share, the annual dividend rate with respect to a share of stock on the grant date.

     The following table presents information with respect to options exercised in fiscal 2001 and unexercised and exercised options held by the named executive officers on February 2, 2002:

                AGGREGATED STOCK OPTION EXERCISES IN FISCAL 2001
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SHARES OF PAYLESS
                                                            COMMON STOCK UNDERLYING           VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                 SHARES                         FISCAL-YEAR END                FISCAL-YEAR END(1)
                               ACQUIRED ON     VALUE      ----------------------------    ----------------------------
NAME                            EXERCISE      REALIZED    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE    EXERCISABLE
----                           -----------    --------    -------------    -----------    -------------    -----------
Steven J. Douglass.........         0            0           297,250         197,875       $1,368,489      $4,251,564
Ken C. Hicks...............         0            0           126,875          20,625          818,664         115,780
Duane L. Cantrell..........         0            0            55,500          44,438          473,438         769,418
John N. Haugh..............         0            0            14,625           4,875          154,915          51,638
Ullrich E. Porzig..........         0            0            26,500          24,250          311,131         439,506

-------------------------
(1) "In-The-Money Options" are options outstanding at the end of the 2001 fiscal year for which the fair market value of Payless Common Stock at the end of the 2001 fiscal year ($58.655 per share) exceeded the exercise price of the options. Value is determined based on the difference between fair market value at the end of the 2001 fiscal year and the exercise price.

     Long-Term Awards. During the 2001 fiscal year, each of the named executive officers became eligible to receive a potential long-term cash award for the three fiscal years 2001, 2002 and 2003. The following table shows the maximum long-term cash awards payable to each of them for these long-term periods.

                 LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 2001

                                                                             ESTIMATED MAXIMUM FUTURE
                                              PERFORMANCE OR OTHER PERIOD    PAYOUTS UNDER NON-STOCK
NAME                                          UNTIL MATURATION OF PAYOUT       PRICE BASED PLAN(1)
----                                          ---------------------------    ------------------------
Steven J. Douglass........................    Three Fiscal Year Period               $645,000
                                              (2001-2003) Ending 1/31/04
Ken C. Hicks..............................    Three Fiscal Year Period                375,000
                                              (2001-2003) Ending 1/31/04
Duane L. Cantrell.........................    Three Fiscal Year Period                328,125
                                              (2001-2003) Ending 1/31/04
John N. Haugh.............................    Three Fiscal Year Period                157,500
                                              (2001-2003) Ending 1/31/04
Ullrich E. Porzig.........................    Three Fiscal Year Period                144,900
                                              (2001-2003) Ending 1/31/04

-------------------------

(1) Estimates are based on annual salaries as of February 3, 2002. Payouts may range from $0 to the "maximum" award value. The estimate above assumes that the individual remains eligible to participate throughout the long-term performance period, the maximum performance goals have been met, the Company's performance compared to the Peer Group is such that no downward adjustment is required for any award and that the stock price has increased sufficiently to result in the maximum stock price adjustment (all as described in the Compensation and Nominating Committee report on pages 6-10). Actual payouts will be based on performance and the executive's average annual salary rate during the applicable performance period. The maximum dollar amount of any such award for any executive for any long-term performance period is $1,850,000.

     Profit Sharing Plans and Supplementary Retirement Plan. The Company's executive officers may participate in the Payless ShoeSource, Inc. 401(k) Profit Sharing Plan. Contributions to this plan are related to the Company's performance each year. Subject to Management's discretion each year, the Company expects to contribute 2.5% of its pretax net profits to this plan annually. Eligible employees are able to voluntarily contribute to the profit sharing plans on both a before-tax and after-tax basis under Section 40l(k) of the Code. Eligible employees are also able to direct that the Company's contribution to their accounts and/or their voluntary contributions be invested in a Payless Common Stock fund or in one of several other investment funds.

     The Company does not have a broad-based, defined benefit retirement plan. The Company does, however, have a supplementary retirement plan (the "Supplementary Plan") covering employees who have had compensation in a calendar year equal to at least twice the amount of "wages" then subject to the payment of old age, survivor and disability insurance Social Security taxes.

     Under the Supplementary Plan, covered employees become entitled to a single life annuity retirement benefit equal to (i) 2% of the average of the highest three out of the last five fiscal years of total annual salary and bonuses (reported as salary and annual and long-term bonus in the Summary Compensation Table) multiplied by their years of service, up to a maximum of 25 years, reduced by (ii) primary Social Security benefits, benefits provided under the Company's profit sharing plan and, benefits under retirement plans operated by May which may be payable to the employee and, if appropriate, by amounts to reflect early retirement. Benefits are payable upon retirement after reaching age 55 and completing at least 5 years of service. The Supplementary Plan also provides that the current CEO is entitled to benefits before reaching age 55 if his employment is terminated without cause (as defined in the Supplementary
Plan), due to disability or due to a "Change in Control of the Company" (as defined in the Supplementary Plan). The minimum benefit under the Supplementary Plan is the amount of benefits provided by the Company which would have been payable under the Company's profit sharing plan and employer provided benefits under the May Profit Sharing Plan and May Retirement Plan, determined without regard to any statutory limits, less the amount of benefits actually payable under those plans.

     The Supplementary Plan provides that, in the event of a "Change in Control of the Company," vesting would be accelerated in limited circumstances and benefits would not be forfeitable.

     The following table shows the estimated aggregate annual benefits payable upon retirement (assuming a retirement in 2001 at age 65) for persons in specified compensation and years of service classifications covered by the Company's profit sharing plan and, if eligible, the Supplementary Plan. The individuals named in the Summary Compensation Table had, as of December 31, 2001, the following years of service, respectively: Mr. Douglass, 26 years; Mr. Hicks, 13 years; Mr. Cantrell, 23 years; Mr. Haugh, 2 years; and Mr. Porzig, 17 years.

                                                             YEARS OF SERVICE
                                                          ----------------------
AVERAGE ANNUAL EARNINGS                                      20       25 OR MORE
-----------------------                                      --       ----------
$500,000................................................  $200,000     $250,000
600,000.................................................   240,000      300,000
700,000.................................................   280,000      350,000
800,000.................................................   320,000      400,000
900,000.................................................   360,000      450,000
1,000,000...............................................   400,000      500,000
1,100,000...............................................   440,000      550,000
1,200,000...............................................   480,000      600,000
1,300,000...............................................   520,000      650,000
1,400,000...............................................   560,000      700,000
1,500,000...............................................   600,000      750,000

     Employment Contracts, Termination of Employment and Change of Control Arrangements. Other than Mr. Hicks, each of the executive officers named in the Summary Compensation Table have individual contracts of employment with the Company which expire at various dates on or before May 31, 2007, and which provide for annual base salaries at rates not less than the amounts reported in the Summary Compensation Table, annual and long-term bonuses of up to 187.5 percent of their base salary, restricted stock grants and other benefits generally available to the Company's executive officers. In addition, each of the agreements prohibit each of the executives from entering into competing activities.

     Payless has also entered into Change of Control agreements with the executive officers named in the Summary Compensation Table. Mr. Hicks' agreement terminated concurrent with the execution of his Separation Agreement and General Release. The Change of Control agreements generally provide that the executive is entitled to benefits if the executive is terminated for other than cause, death, or disability or if the executive terminates for "Good Reason" (as defined in the agreement) (i) within three years of a "Change of Control" (as defined in the agreement) occurring; or (ii) within twelve months of a "Potential Change of Control" (as defined in the agreement). A termination by an executive within 30 days after the first anniversary of a Change of Control will be deemed a termination for Good Reason. Under the agreements, a Change of Control would include any of the following events: (i) any "person," as defined in the Exchange Act, acquires 20% or more of the Company's voting securities;
(ii) a majority of the Company's Directors are replaced and not approved by the "Incumbent Board" (as defined in the agreement); (iii) consummation of certain mergers or a sale of all or substantially all of the Company's assets; or (iv) shareowners approve a liquidation of the Company. Upon a covered termination of employment, the agreements provide a lump sum payment equal to the aggregate of
(i) three times the sum of (x) base salary at termination or, if greater, base salary immediately prior to the change of control plus (y) highest bonus in the previous three years or the bonus paid in the most recently completed fiscal year following a Change of Control and (ii) a cash payment for cancellation of stock options or stock appreciation rights. Each agreement also provides that the executive shall receive (i) three years of continued participation (or such longer period as is provided in such plan) in the Company's welfare benefit plans plus any benefit the executive would receive with an additional five years of age and service under the Company's post retirement programs; (ii) unreduced benefits under the Company's Supplementary Retirement Plan if the executive is between 50 and 55 and is terminated within five years of a Change of Control; and (iii) outplacement benefits. The agreements also provide a "tax gross-up" payment if such payment would result in the executive receiving at least 110 percent of the safe harbor amount and in the event that any payment does not meet the 110 percent threshold, the payments are reduced so that no excise tax is imposed.

     In addition, in the event of a Change in Control, (i) amounts deferred under the Company's deferred compensation plan will be immediately distributed to participants in a lump sum cash payment, (ii) all options and stock appreciation rights outstanding on that date will become immediately and fully exercisable, (iii) all restrictions on any restricted or phantom stock units will lapse and such shares and units will become fully vested and (iv) any performance units will be earned and become fully payable.

     Separation Agreement with Ken C. Hicks. On December 13, 2001, the Company entered into a Separation Agreement and General Release (the "Separation Agreement") with Ken C. Hicks. Pursuant to the Separation Agreement, Mr. Hicks served as President through February 2, 2002. Mr. Hicks will be paid his current base salary on normal pay dates through February 2, 2003. If Mr. Hicks obtains other employment prior to February 2, 2003, he will receive a lump sum payment equivalent to his base salary from the date of that employment through May 31, 2004, otherwise he will receive a lump sum of $850,000.00 on or about February 2, 2003. In addition, the Company will pay Mr. Hicks a prorated portion of the annual and long-term 1999-2001 bonus, a prorated portion of the long-term portion of the fiscal 2000-2002 bonus and a prorated portion of the long-term 2001-2003 bonus. Mr. Hicks is also entitled to receive a payment of $195,000 based upon the Company's stock price on February 1, 2002. Mr. Hicks provided the Company with a release and remains subject to certain portions of his employment agreement regarding non-competition with the Company.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK

     The following table sets forth certain information known to the Company regarding beneficial ownership of Payless Common Stock as of April 10, 2002, (including shares of the Company's Common Stock held in Payless Profit Sharing Plan account for executive officers) by (a) each person known by Payless to own beneficially more than 5% of the Payless Common Stock, (b) each Director and nominee for election as a Director of Payless and each of the executive officers named in the Summary Compensation Table on page 12, and all current Directors, nominees and executive officers as a group. The shares allocated to the accounts of participants named below in the Payless Profit Sharing Plan constitute less than one percent of Payless Common Stock (see note (4) below). On April 10, 2002, there were 22,486,190 shares of Common Stock outstanding.

                                                                SHARES BENEFICIALLY
                                                                    OWNED AS OF        PERCENT
                            NAME                                  APRIL 19, 2000       OF CLASS
                            ----                                -------------------    --------
HOLDERS OF MORE THAN FIVE PERCENT OF COMMON STOCK
ESL(1)......................................................         2,384,000            10.6%
Neuberger Berman, LLC(2)....................................         1,484,910             6.6%
Pzena Investment Management, LLC(3).........................         1,586,344             7.1%
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS(4)
Daniel Boggan Jr.(5)........................................                 0                *
Howard R. Fricke(5)(6)......................................             7,070                *
Mylle B. Mangum(5)..........................................               100                *
Michael E. Murphy (7).......................................             6,441                *
Robert L. Stark(5)..........................................             3,166                *
Robert C. Wheeler...........................................             1,443                *
Irwin Zazulia(5)............................................             1,785                *
Steven J. Douglass(8).......................................           180,811                *
Ken C. Hicks (7) 9)(10).....................................            48,879                *
Duane L. Cantrell(8)(10)....................................            72,132                *
John N. Haugh(8)............................................            11,322                *
Ullrich E. Porzig(8)(11)....................................            47,307                *
All directors, nominees and Executive officers as a group
  (15 Persons)(5)(7)(9).....................................           449,863             2.0%

-------------------------
* Less than one percent.

(1) Information based on Amendment 5 to Schedule 13G filed on February 14, 2002. Includes 1,631,810 shares owned by ESL Partners, L.P., 58,399 shares owned by ESL Institutional Partners, L.P. and 384,908 shares owned by ESL Investors, L.L.C., each at One Lafayette Place, Greenwich, CT 06830 and 308,883 shares owned by ESL Limited, Hemisphere House, 9 Church Street, Hamilton, Bermuda.

(2) Information based on Schedule 13G filed on February 12, 2002. The address of Neuberger Berman, LLC is 605 Third Avenue, New York, NY 10158-3698.

(3) Information based on Schedule 13G filed on February 13, 2002. The address of Pzena Investment Management, LLC is 830 Third Avenue, 14th Floor, New York, NY 10022.

(4) The Payless profit sharing plans provide for an investment fund which is invested in shares of Payless Common Stock (the "Payless Profit Sharing Plan Common Stock Fund"). As of April 10, 2002, the trusts under the Payless profit sharing plans owned approximately 532,083 shares of Payless Common Stock (approximately 2.4% of the shares of Payless Common Stock outstanding) in the Payless Profit Sharing Plan Common Stock Fund. Shares shown as beneficially owned by the persons referred to in the table include any shares allocated to their accounts under the Payless profit sharing plans.

(5) Does not include units credited to non-employee Director's accounts under the Deferred Compensation Plan for Non-Management Directors. As of April 9, 2001, the following Directors had the indicated units credited to their account under the plan: Mr. Boggan -- 3,744 units; Mr. Fricke -- 2,371 units; Ms. Mangum -- 3,653 units; and Mr. Stark -- 2,371 units. At the end of the deferral period, the units will be paid out in an equivalent number of shares of Payless common stock.

(6)  Includes 4,000 shares owned by Mr. Fricke's spouse.

(7)  Includes 1,000 shares held by a revocable trust.

(8) Shares shown as beneficially owned include shares subject to options which are presently exercisable or which will become exercisable on or before June 9, 2002, as follows: Steven J. Douglass -- 123,500 shares; Ken C. Hicks -- 33,750 shares; Duane L. Cantrell -- 51,1188 shares; John N.
     Haugh -- 9,750 shares; Ullrich E. Porzig -- 29,125 shares; all Directors, nominees and executive officers as a group -- 297,386 shares.

(9)  Mr. Hicks resigned from the Company effective February 2, 2002.

(10) Does not include units credited to accounts under the Company's Deferred Compensation Plan. As of April 10, 2002, Mr. Cantrell had 6,402 units credited to his account and Mr. Hicks had 3043 units credited to his account. At the end of the deferral period, the units will be paid out in an equivalent number of shares of Payless Common Stock.

(11) Mr. Porzig's ownership includes 16,600 shares held by family trusts and 128 owned by his children.

DISCUSSION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Board of Directors, management and associates are committed to the quality, integrity and transparency of the Company's financial reports. The independent auditors play an important part in this system of financial control; Arthur Andersen LLP has served as the Company's independent auditors since its spin-off from The May Department Stores Company in 1996.

     Historically, the appointment of the Company's independent auditors has been submitted to shareowners for ratification. However, as a result of recent events, the Audit and Finance Committee has directed the initiation of a comprehensive review in order to determine which independent audit firm is most capable and would best serve the Company's and Shareowners' needs in connection with the audit of the Company's financial statements for fiscal 2002. Upon completion of the review, the Audit and Finance Committee and Board of Directors shall evaluate the results and select the independent auditing firm that is determined to be best qualified to audit the Company's financial statements for fiscal 2002. The Company expects that this process will be completed shortly after the Annual Meeting of Shareowners.

     Given the uncertainty, pace and timing of developments and the ongoing selection process, the Board does not believe it is practicable to seek shareowner approval of the appointment of an independent audit firm at this time.

     Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and are expected to be available to respond to questions.

FEES BILLED TO COMPANY BY AA DURING FISCAL 2001:

Audit Fees:

     Audit fees and out of pocket expenses billed or expected to be billed to the Company by AA for audit of the Company's annual financial statements for the fiscal year ended February 2, 2002, and for the review of the Company's quarterly financial statements included in the Company's quarterly reports on Form 10-Q totaled $330,000.

Financial Information Systems Design and Implementation:

     The Company did not engage AA for the design or implementation of financial systems during fiscal 2001.

All Other Fees:

     Fees billed to the Company by AA for all other non-audit services rendered to the Company, including tax related services performed during fiscal 2001 totaled $1,313,000, including audit related service fees of $129,000 and non-audit service fees of $1,184,000. Audit related fees include fees for audits of benefit plans, statutory audits and agreed-upon procedures. Non-audit fees were principally for tax related services.

                                  ***********

              PROPOSAL II: APPROVE THE INCENTIVE COMPENSATION PLAN

PROPOSAL II ON THE ACCOMPANYING PROXY CARD.

     The Payless ShoeSource, Inc. Incentive Compensation Plan (the "Incentive Plan") is a performance-based incentive plan for officers and other key employees of the Company and its subsidiaries. It provides opportunities for designated officers and other key employees to earn awards for achieving specified performance goals. The Incentive Plan was adopted on February 21, 2002, and is intended to comply with the performance-based compensation standards of Section 162(m) of the Code so that awards to Covered Employees under the Incentive Plan will be deductible compensation.

     The Company's basic compensation philosophy is that its compensation program should (1) attract, retain and motivate highly qualified executives, (2) be competitive, (3) align the executive's compensation with the Company's objectives; and (4) be related to the value created for shareowners.

     Proposal II seeks approval of the Incentive Plan and the performance goals thereunder. Section 162(m) of the Code requires that shareowners approve the material terms of the performance goals of the Incentive Plan, initially, and at least every five years or upon their change to preserve the tax deductibility of awards to Covered Employees under the Incentive Plan. If approved, the material terms of the performance goals are intended to be in force for the next five years unless, where required, prior shareowner approval is obtained to amend these terms. Following is a summary of the primary features of the Incentive Plan and is qualified in its entirety by the complete text of the Incentive Plan, attached to this proxy statement as Appendix A. Capitalized terms used but not defined in this summary have the meaning contained in the Incentive Plan.

SUMMARY OF THE PRIMARY FEATURES OF THE INCENTIVE PLAN.

     General. The Incentive Plan provides for Annual and Long-Term Awards based on actual results as compared to pre-established financial Performance Measures. Awards under the Incentive Plan will be paid in cash. For fiscal 2002, the Annual Award will be based on the Company's performance with respect to earnings before interest and taxes ("EBIT"). Generally, each Long-Term Performance Period consists of three consecutive fiscal years. Long-term Performance periods operate concurrently (that is, a new performance period commences annually). For the long-term performance period fiscal 2002-2004 and the transition periods ending in 2002 and 2003, the Long-Term Award will be based upon a combination of the Company's performance with respect to return on net assets ("RONA") and EBIT over the long-term performance period. In addition, the Long-Term Award is subject to adjustment based upon the Company's total shareowner return over the Plan Period. The Incentive Plan is administered by the Compensation and Nominating Committee of the Board of Directors ("Committee"), whose members are "outside directors" under Section 162(m) of the Code.

     In order to transition to the Incentive Plan, for long-term performance periods ending in fiscal 2002 and 2003, the Company, subject to the consent of each affected participant, will prorate the participant's long-term bonus. For example, the long-term bonus for the period ending in fiscal 2002 will be prorated using two-thirds of the bonus that would have been earned under the previous incentive plan plus one-third of the bonus that would have been earned under the Incentive Plan.

     Participants. The Committee in its sole discretion designates Eligible Employees as participants for a particular Annual and/or Long-Term Performance Period. For fiscal 2002, all domestic exempt salaried associates who do not participate in one of the Company's other incentive plans and selected foreign associates will be eligible to receive Annual Awards under the Incentive Plan. Approximately 1,100 associates including all Executive Officers are eligible to receive Annual Awards under the Incentive Plan for fiscal 2002. For the long-term period, fiscal 2002-2004, thirteen associates including all Executive Officers will be eligible to receive Long-Term Awards under the Incentive Plan.

     Plan Benefits. The actual amounts of any awards that may be payable to Eligible Employees under the Incentive Plan in future years cannot currently be determined. In addition, since awards are based upon Performance Measures which are tied to a specific year, the amounts which Eligible Employees would have received for fiscal 2001 if the Plan had been in effect are also not determinable.

     Annual Awards. Within 90 days of the commencement of each Plan Year, the Committee must identify Performance Measure(s) that must be achieved in order for Annual Awards to be paid under the Incentive Plan and determine the amount which may be available for payout to each Annual Award Participant based upon the relative level of attainment of the Performance Goal(s). At the end of the Plan Year, the Committee shall certify, in writing, whether the Performance Goal(s) were satisfied and to what extent they were satisfied and shall determine the amount available for payout based upon the extent to which the Performance Goal(s) established by the Committee were achieved. In its sole discretion, the Committee may increase or decrease the size of any Annual Award, however, the Committee may not increase the amount of any Annual Award for a Covered Employee. The maximum dollar amount of any Annual Award is $1,850,000. The Performance Measure for fiscal 2002 Annual Awards is EBIT.

     Long-Term Awards. Within 90 days of the commencement of each Performance Period, the Committee must identify Performance Measure(s) that must be achieved in order for Long-Term Awards to be paid under the Incentive Plan and determine the total amount which may be available for payout to Eligible Employees based upon the relative level of attainment of the Performance Goal(s). At the end of Performance Period, the Committee shall certify, in writing, whether the Performance Goal(s) were satisfied and to what extent they were satisfied and shall determine the total amount available for payout based upon the extent to which the Performance Goal(s) established by the Committee were achieved. In its sole discretion, the Committee may increase or decrease the size of any Long-Term Award, however, the Committee may not increase the amount of any Long-Term Award for a Covered Employee.

     The Long-Term Award for the fiscal 2002-2004 Plan Period and the transition Plan Periods ending in fiscal 2002 and 2003 is based upon the Company's EBIT and RONA performance over the Plan Period. Long-Term Awards are subject to increase or decrease based on total shareowner return over the Plan Period compared to a group of peer companies designated by the Committee (the Peer Group described in the Committee Report). The Long-Term Award earned is increased or decreased based upon the Company's relative performance to the Peer Group, subject to a maximum increase or decrease of 50%. The maximum dollar amount of any Long-Term Award is $1,500,000.

     Performance Measures. For purposes of the Incentive Plan, "Performance Measures" shall mean any of the following performance criteria, either alone or in any combination, and may be expressed with respect to the Company or one or more operating units, groups, or Subsidiaries, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; net earnings; operating earnings; operating margin; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; revenues; sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return. For any Plan Year or Plan Period, Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in a year or years prior to such Plan Year or Plan Period or related to other companies or indices or as ratios expressing relationships between two or more Performance Measures. For any Plan Year or Plan Period, the Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any Annual Award or Long-Term Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, or stock dividends, or stock splits or combinations; provided, however, in the case of a Covered Employee, no such adjustment will be made if the effect of such adjustment would cause the Annual Award or Long-Term Award to a Covered Employee to fail to qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

     Amendment and Termination. The Committee may amend or terminate the Incentive Plan at any time, subject to the rights of participants to awards for performance periods which have been commenced prior to such amendment or termination, except that shareholder approval shall be sought for any change requiring such approval under Section 162(m) of the Code.

     The Board recommends a vote for approval of the Incentive Plan. If the foregoing proposal is not approved by shareowners then no awards will be paid to Covered Employees under the Incentive Plan.

     The affirmative vote of holders of a majority of shares represented and entitled to vote at the meeting will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes are counted towards a quorum, but are not counted in determining whether this proposal has been approved.

THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PAYLESS COMMON STOCK VOTE IN FAVOR OF PROPOSAL II, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                               * * * * * * * * *

                             ADDITIONAL INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE:

     Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and greater than ten percent beneficial owners ("Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Payless Common Stock. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure by the Reporting Persons to file by these dates. During the fiscal year that ended February 2, 2002, to the Company's knowledge, all Section 16(a) filing requirements applicable to Reporting Persons were timely met.

OTHER BUSINESS:

     Under the laws of the State of Delaware, where Payless is incorporated, no business other than procedural matters may be raised at the annual meeting unless proper notice to the shareowners has been given. We do not expect any business to come up for shareowner vote at the meeting other than the items described in this booklet. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

PERSONS WITH DISABILITIES:

     We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plans to attend. Please call or write the Secretary at least two weeks before the meeting at the number or address under "Questions" below.

OUTSTANDING SHARES:

     On April 10, 2002, the record date, 22,486,190 shares of common stock were outstanding. Each share of common stock has one vote.

HOW WE SOLICIT PROXIES:

     In addition to this mailing, Payless employees may solicit proxies personally, electronically or by telephone. The Company pays the costs of soliciting this proxy. We are paying D.F. King & Co., Inc. a fee of $9,000.00 plus expenses to help with the solicitation. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

SHAREOWNER PROPOSALS FOR NEXT YEAR:

     The deadline for shareowner proposals for next year's meeting is December 20, 2002. On written request, the Secretary will provide detailed instructions for submitting proposals.

QUESTIONS:

     If you have questions or need more information about the Annual Meeting of Shareowners, write to:

        Secretary
        Payless ShoeSource, Inc.
        3231 South East Sixth Avenue
        Topeka, KS 66607-6182

or call us at (785) 233-5171.

     For information about your record holdings you may call Payless Shareowner Services at 1-800-884-4225. For information about your holdings in the Payless Stock Ownership Plan you may call 1-888-744-7463. We also invite you to visit the Company's Internet site at HTTP://WWW.EPROXYVOTE.COM/UMB-BANK/. Internet site materials are for your general information and are not part of this proxy solicitation.

                                          By Order of the Board of Directors,

                                          William J. Rainey
                                          Secretary
April 19, 2002

                                                                       EXHIBIT A

                            PAYLESS SHOESOURCE, INC.
                          INCENTIVE COMPENSATION PLAN

SECTION 1. PURPOSES: The purposes of the Payless Shoesource, Inc. Incentive Compensation Plan are (i) to provide a means to attract, retain, and motivate talented personnel and (ii) to provide to participating employees added incentive for high levels of performance and for additional effort to improve the Company's financial performance.

SECTION 2. DEFINITIONS: As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.

     (a) "Annual Award" shall mean, for any Plan Year, a payment made to an Annual Award Participant under the terms of this Plan.

     (b)  "Annual Award Maximum Amount" shall mean $1,850,000.

     (c) "Annual Award Participant" shall mean an Eligible Employee selected by the Committee to participate in the Plan pursuant to Section 5.

     (d) "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

     (e)  "CEO" shall mean the Chief Executive Officer of the Company.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.

     (g) "Committee" shall mean a committee or subcommittee of the Board of Directors, which shall consist solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

     (h)  "Company" shall mean Payless Shoesource, Inc., a Delaware corporation.

     (i) "Covered Employee" shall mean the CEO and each other executive of the Company or a Subsidiary whom the Committee determines, in its discretion, is or may be a "covered employee" within the meaning of
        Section 162(m) of the Code for a Plan Year or Plan Period to which an Annual Award or Long-Term Award, as the case may be relates.

     (j) "Eligible Employee" shall mean any officers or other key employees of the Company or any Company Subsidiary, as determined by the Committee in its sole discretion.

     (k) "Long-Term Award" shall mean, for any Plan Period, a payment made to a Long-Term Award Participant under the terms of this Plan.

     (l)   "Long-Term Award Maximum Amount" shall mean $1,500,000.

     (m) "Long-Term Award Participant" shall mean an Eligible Employee selected by the Committee to participate in the Plan pursuant to Section 6.

     (n) "Performance Goal(s)" shall mean the goal or goals established for an Annual Award Participant or a Long-Term Award Participant for a Plan Year or Plan Period, as the case may be, by the Committee pursuant to
        Section 5 or Section 6, as applicable.

     (o) "Performance Measures" shall mean any of the following performance criteria, either alone or in any combination, and may be expressed with respect to the Company or one or more operating units, groups, or any Subsidiary, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; net earnings; operating earnings; operating margin; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; revenues; sales; market share; economic value added; expense reduction levels; stock price; and total shareholder return. For any Plan Year or Plan Period, Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in a year or years prior to such Plan Year or Plan Period or related to other companies or indices or as ratios expressing relationships between two or more Performance Measures. For any Plan Year or Plan Period, the Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any Annual Award or Long-Term Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, or stock dividends, or stock splits or combinations; provided, however, in the case of a Covered Employee, no such adjustment will be made if the effect of such adjustment would cause the Annual Award or Long-Term Award to a Covered Employee to fail to qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

     (p) "Plan" shall mean the Payless Shoesource, Inc. Incentive Compensation Plan, as amended and restated from time to time.

     (q) "Plan Period" shall mean a period of one fiscal year or longer, as determined by the Committee in its sole discretion.

     (r) "Plan Year" shall mean a period of one fiscal year or such shorter period, as determined by the Committee in its sole discretion.

     (s) "Subsidiary" shall mean any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company, and that is not itself a publicly held corporation within the meaning of Section 162(m) of the Code.

SECTION 3. ADMINISTRATION: Subject to the express provisions of this Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan. In exercising its discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. Except to the extent not permitted for qualification as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code or generally prohibited by applicable law, the Committee may delegate all or a portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by the Committee. Any such delegation may be revoked by the Committee at any time. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding.

SECTION 4. ELIGIBILITY: The Committee shall designate which Eligible Employees will be Annual Award Participants or Long-Term Award Participants in the Plan for a particular Plan Year or Plan Period, as the case may be. Such designation for any Plan Year or Plan Period shall not require designation of such Eligible Employee as an Annual Award Participant or Long-Term Award Participant for any other Plan Year or Plan Period.

SECTION 5. ANNUAL AWARDS:

     (a) The Committee may make Annual Awards to Annual Award Participants with respect to each Plan Year, subject to the terms and conditions set forth in the Plan.

     (b) Within 90 days after the commencement of each Plan Year (or such other date as required by Section 162(m) of the Code and the regulations promulgated thereunder), the Committee shall, in writing, select which Eligible Employees will be Annual Award Participants for such Plan Year and determine for each such Plan Year the following:

        (i) The Performance Goal or Performance Goals applicable to each Annual Award Participant for the Plan Year based on one or more Performance Measures; and

        (ii) The payment schedule detailing the total amount which may be available for payment to each Annual Award Participant as an Annual Award based upon the relative level of attainment of the Performance Goal or Performance Goals.

     (c)  Upon completion of a Plan Year, the Committee shall:

        (i) Certify, in writing, prior to payment of any Annual Award, whether and to what extent the Performance Goal or Performance Goals for the Plan Year were satisfied;

        (ii) Determine the amount available for each Annual Award Participant's Annual Award pursuant to the payment schedule established in
             Section 5(b)(ii);

        (iii) Determine any increase or reduction in the amount of an Annual Award Participant's available Annual Award, as determined pursuant to Section 5(c)(ii), (including a reduction to zero) based on any subjective or objective factors that it determines to be appropriate in its sole discretion; provided, however, in the case of a Covered Employee, the Committee may reduce (including a reduction to zero) but may not increase the amount of an available Annual Award; and provided further that the exercise of such discretion to reduce an Annual Award with respect to any Annual Award Participant shall not have the effect of increasing an Annual Award that is payable to a Covered Employee; and

        (iv) Authorize payment subject to Section 7 of such amounts determined under Section 5(c)(iii).

     (d) Notwithstanding any other provision of this Plan, in no event shall the Annual Award earned by any Covered Employee for a Plan Year exceed the Annual Award Maximum Amount.

SECTION 6. LONG-TERM AWARDS:

     (a) The Committee may make Long-Term Awards to Long-Term Award Participants with respect to each Plan Period, subject to the terms and conditions set forth in the Plan.

     (b) Within 90 days after the commencement of each Plan Period (or such other date as required by Section 162(m) of the Code and the regulations promulgated thereunder), the Committee shall, in writing, select the length of such Plan Period, select which Eligible Employees will be Long-Term Award Participants for such Plan Period, and determine for each such Plan Period the following:

        (i) The Performance Goal or Performance Goals applicable to each Long-Term Award Participant for the Plan Period based on one or more Performance Measures; and

        (ii) The payment schedule detailing the total amount which may be available for payment to each Long-Term Award Participant as a Long-Term Award based upon the relative level of attainment of the Performance Goal or Performance Goals.

     (c)  Upon completion of a Plan Period, the Committee shall:

        (i) Certify, in writing, prior to payment of any Long-Term Award, whether and to what extent the Performance Goal or Performance Goals for the Plan Period were satisfied;

        (ii) Determine the amount available for each Long-Term Award Participant's Long-Term Award pursuant to the payment schedule established in Section 6(b)(ii);

        (iii) Determine any increase or reduction in the amount of a Long-Term Award Participant's available Long-Term Award, as determined pursuant to Section 6(c)(ii), (including a reduction to zero) based on any subjective or objective factors that it determines to be appropriate in its sole discretion; provided, however, in the case of a Covered Employee, the Committee may reduce (including a reduction to zero) but may not increase the amount of an available Long-Term Award; and provided further that the exercise of such discretion to reduce a Long-Term Award with respect to any Long-Term Award Participant shall not have the effect of increasing a Long-Term Award that is payable to a Covered Employee; and

        (iv) Authorize payment subject to Section 7 of such amounts determined under Section 6(c)(iii).

     (d) Notwithstanding any other provision of this Plan, in no event shall the Long-Term Award earned by any Covered Employee for a Plan Period exceed the Long-Term Award Maximum Amount.

SECTION 7. PAYMENT OF AWARDS: Annual Awards and Long-Term Awards under this Plan shall be made in a lump sum payment in cash to the Annual Award Participant or Long-Term Award Participant, as the case may be, or to the beneficiary, as designated under procedures established by the Committee, of such Annual Award Participant or Long-Term Award Participant as soon as practicable following the Plan Year or Plan Period, as the case may be, or shall be deferred under such plan as the Company may have established for such purposes. The Company may deduct from any payment such amounts as may be required to be withheld under any federal, state, or local tax laws.

SECTION 8. NO CONTINUED EMPLOYMENT: Nothing in this Plan shall give any person any right to continue in the employ of the Company or any Company Subsidiary or constitute a contract or agreement of employment or interfere in any way with the right of the Company or any Company Subsidiary to terminate or change the conditions of employment.

SECTION 9. NONASSIGNABILITY: Except as otherwise required by applicable law, any rights of an Annual Award Participant or Long-Term Award Participant or a beneficiary of an Annual Award Participant or Long-Term Award Participant under this Plan shall not be anticipated, sold, assigned, transferred, encumbered, hypothecated, or pledged nor subject to any levy or charge and shall not be subject in any manner to the claims of any creditor of an Annual Award Participant or Long-Term Award Participant or a beneficiary of an Annual Award Participant or Long-Term Award Participant; and any attempt to take such action shall be null and void.

SECTION 10. TERMINATION AND AMENDMENT: Subject to the approval of the Board, where required, the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Section 162(m) of the Code with respect to a Covered Employee shall be effective unless such amendment is approved by the shareholders of the Company. Notwithstanding the foregoing, no termination or amendment of the Plan may, without the consent of an Annual Award Participant or Long-Term Award Participant to whom an Annual Award or Long-Term Award, as the case may be, has been determined for a completed Plan Year or Plan Period, as the case may be, but not yet paid, adversely affect the rights of such Annual Award Participant or Long-Term Award Participant in such Annual Award or Long-Term Award.

SECTION 11. INTERPRETATION: Except in connection with a change in control of the Company, as determined by the Committee in its sole discretion, it is the intent of the Company that Annual Awards and Long-Term Awards made to Covered Employees shall constitute "qualified performance-based compensation" satisfying the requirements of Section 162(m) of the Code. Accordingly, the provisions of the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code. If any other provision of the Plan, an Annual Award, or a Long-Term Award is intended to but does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to and comply with such requirements.

SECTION 12. UNFUNDED STATUS: Annual Awards and Long-Term Awards shall be made from the general funds of the Company, and no special or separate fund shall be established or other segregation of assets made to assure payment. No Annual Award Participant or Long-Term Award Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company.

SECTION 13. APPLICABLE LAW: This Plan shall be governed by and construed in accordance with the laws of the State of Kansas, without regard to its principles of conflict of laws.

SECTION 14. EFFECTIVE DATE: This Plan will become effective as of February 3, 2002; provided, however, that no Annual Award or Long-Term Award will be made to a Covered Employee under the Plan unless prior to such payment, the holders of a majority of the shares of the Company's common stock actually voting on the matter approve this Plan at a meeting of the shareholders of the Company.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE.

---------------------------------------------------------------     THE BOARD OF DIRECTORS RECOMMENDS
     PAYLESS SHOESOURCE, INC.                                       A VOTE FOR PROPOSALS I AND II.
---------------------------------------------------------------     I.  ELECTION OF DIRECTORS.          For   Withhold    Exceptions
                                                                                                              Authority

Mark box at right if you plan to attend the Annual Meeting. [ ]     Election of Duane L. Cantrell,      [ ]      [ ]         [ ]
                                                                    Steven J. Douglas and Howard R.
                                                                    Fricke, each for the three-year
                                                                    terms expiring in 2005.

Mark box at right if an address change or comment has been  [ ]     INSTRUCTIONS: To vote your shares for all nominees in
noted on the reverse side of this card.                             Proposal I, mark the FOR box. To withhold voting for all
                                                                    nominees in Proposal I, mark the WITHHOLD AUTHORITY box. If
CONTROL NUMBER:                                                     you do not wish your shares voted FOR a particular nominee in Proposal I, please mark the EXCEPTIONS box and enter
                                                                    the name(s) of the director(s) for whom you wish to
                                                                    withhold authority in the space provided below

                                                                    Exceptions:____________________________________________________

                                                                                                         For     Against     Abstain
                                                                    II.  Approve the Payless ShoeSource, [ ]       [ ]         [ ]
                                                                         Inc. Incentive Compensation
                                                                         Plan.

Please be sure to sign and date this Proxy.    Date




Shareowner sign here                        Co-owner sign here
------------------------------------------------------------------------------------------------------------------------------------
DETACH CARD                                                                                                             DETACH CARD

To vote by mail, please detach the proxy card above and return it in the enclosed envelope. To vote by Internet, please visit http://www.eproxyvote.com/umb-bank/. If you are planning to attend the Annual Meeting, please save this Admission Ticket and bring it to the meeting for admission.

The Payless ShoeSource Annual Meeting of Shareowners will be held at:

                   PAYLESS SHOESOURCE, INC., POZEZ AUDITORIUM
                             3231 S.E. SIXTH AVENUE
                                 TOPEKA, KANSAS
                              FRIDAY, MAY 24, 2002
                    10:00 A.M., CENTRAL DAYLIGHT SAVING TIME

                          TO VOTE USING THE INTERNET:

1.   Read the accompanying Proxy Statement.

2. Visit the Internet voting site at http://www.eproxyvote.com/umb-bank/ and follow the instructions on the screen.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the above proxy card. Please note that all votes cast by using the Internet must be submitted prior to 5:00 p.m., Central Daylight Saving Time, May 23, 2002. Your Internet vote is quick, convenient and is submitted immediately.

  IF YOU VOTE USING THE INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD BY MAIL.


                            THANK YOU FOR YOUR VOTE.

                                ADMISSION TICKET

PSS LOGO

                                   PROXY CARD

                            PAYLESS SHOESOURCE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON MAY 24, 2002.

Shareowners of Payless ShoeSource, Inc.:

By signing this card, each of Jay A. Lentz, Ullrich E. Porzig, and William J. Rainey, with full power of substitution, are appointed as proxies for the undersigned to vote all common shares held by the undersigned in Payless ShoeSource, Inc. at the May 24, 2002, Annual Meeting of Shareowners and at any adjournment of the meeting, on all subjects that may properly come before the Annual Meeting, subject to the directions on the other side of this card.

The Board of Directors recommends a vote FOR election of all listed director nominees, Proposal I, and a vote FOR Proposal II on the other side of this card. IF NO DIRECTIONS ARE GIVEN, AND THIS CARD IS RETURNED SIGNED, THE UNDERSIGNED UNDERSTANDS THAT THE PROXIES WILL VOTE IN ACCORDANCE WITH THE ABOVE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

___________________________________     ________________________________________

___________________________________     ________________________________________

___________________________________     ________________________________________


To the Shareowners of Payless ShoeSource, Inc.:

You are cordially invited to attend the Annual Meeting of Payless ShoeSource Shareowners which will be held at Payless ShoeSource, Inc., Pozez Auditorium, 3231 S.E. Sixth Avenue, Topeka, Kansas on Friday, May 24, 2002, at 10:00 a.m., Central Daylight Saving Time.

Provided with this proxy card is a return envelope, the Company's 2001 Annual Report to Shareowners and the Proxy Statement for the 2002 Annual Meeting. It is important that you vote either by returning the proxy card or by using the Internet. Management's recommendation on each issue and the reasons for the recommendations are described in the Proxy Statement.

              PLEASE PROMPTLY SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE OR VOTE BY USING THE INTERNET.



               Please sign the proxy card exactly as your name(s)
                   appear(s)on the reverse side of this card.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

---------------------------------------------------------------
     PAYLESS SHOESOURCE, INC.                                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
---------------------------------------------------------------     PROPOSALS I AND II.
                                                                    I.  ELECTION OF DIRECTORS.          For   Withhold    Exceptions
                                                                                                              Authority

Mark box at right if you plan to attend the Annual Meeting. [ ]     Election of Duane L. Cantrell,      [ ]       [ ]         [ ]
                                                                    Steven J. Douglass and Howard R.
                                                                    Fricke, each for three-year terms
                                                                    expiring in 2005.

Mark box at right if an address change or comment has been  [ ]     INSTRUCTIONS: To vote your shares for all nominees in
noted on the reverse side of this card.                             Proposal I, mark the FOR box. To withhold voting for all
                                                                    nominees in Proposal I, mark the WITHHOLD AUTHORITY box. If you do not wish your shares voted FOR a particular nominee in Proposal I, please mark the EXCEPTIONS box and
                                                                    enter the name(s) of the director(s) for whom you wish to
                                                                    withhold authority in the space provided below.

                                                                    Exceptions:____________________________________________________

                                                                                                         For     Against     Abstain
                                                                    II.  Approve the Payless             [ ]       [  ]         [  ]
                                            Date                    ShoeSource, Inc. Incentive
Please be sure to sign and date this Proxy.                         Compensation Plan.

Shareowner sign here                        Co-owner sign here
------------------------------------------------------------------------------------------------------------------------------------
DETACH CARD                                                                                                             DETACH CARD

To vote, please detach the voting instruction card above and return it in the enclosed envelope. If you are planning to attend the Annual Meeting, please save this Admission Ticket and bring it to the meeting for admission.

The Payless ShoeSource Annual Meeting of Shareowners will be held at:

                   PAYLESS SHOESOURCE, INC., POZEZ AUDITORIUM
                             3231 S.E. SIXTH AVENUE
                                 TOPEKA, KANSAS
                              FRIDAY, MAY 24, 2002
                    10:00 A.M. CENTRAL DAYLIGHT SAVING TIME

                            THANK YOU FOR YOUR VOTE.

                                ADMISSION TICKET

PSS LOGO

                            VOTING INSTRUCTION CARD

                            PAYLESS SHOESOURCE, INC.

THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON MAY 24, 2002.

Shareowners of Payless ShoeSource, Inc.:

By signing this card, I instruct as applicable, the bank, broker-dealer, or other designated record holder to vote all common shares beneficially owned by the undersigned in Payless ShoeSource, Inc. at the May 24, 2002, Annual Meeting of Shareowners and at any adjournment of the meeting, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card.

The Board of Directors recommends a vote FOR election of all listed director nominees, Proposal I, and a vote FOR Proposals II on the other side of this card. IF NO DIRECTIONS ARE GIVEN, AND THIS CARD IS RETURNED SIGNED, THE UNDERSIGNED UNDERSTANDS THAT THE APPLICABLE BANK, BROKER-DEALER OR OTHER DESIGNATED RECORD HOLDER WILL VOTE IN ACCORDANCE WITH THE ABOVE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

___________________________________     ________________________________________

___________________________________     ________________________________________

___________________________________     ________________________________________


To the Shareowners of Payless ShoeSource, Inc.:

You are cordially invited to attend the Annual Meeting of Payless ShoeSource Shareowners which will be held at Payless ShoeSource, Inc., Pozez Auditorium, 3231 S.E. Sixth Avenue, Topeka, Kansas on Friday, May 24, 2002, at 10:00 a.m., Central Daylight Saving Time.

Provided with this voting instruction card is a return envelope, the Company's 2001 Annual Report to Shareowners and the Proxy Statement for the 2002 Annual Meeting. It is important that you indicate your vote by returning the voting instruction card. Management's recommendation on each issue and the reasons for the recommendations are described in the Proxy Statement.

      PLEASE PROMPTLY SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD
                         USING THE ENCLOSED ENVELOPE.



       Please sign the voting instruction card exactly as your name(s)
                   appear(s)on the reverse side of this card.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE.

---------------------------------------------------------------
     PAYLESS SHOESOURCE, INC.                                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
---------------------------------------------------------------     PROPOSALS I AND II.

                                                                    I. ELECTION OF DIRECTORS.           For   Withhold    Exceptions
                                                                                                              Authority

Mark box at right if you plan to attend the Annual Meeting. [ ]     Election of Duane L. Cantrell,      [ ]      [ ]         [ ]
                                                                    Steven J. Douglass, and Howard R.
                                                                    Fricke, each for three-year terms
                                                                    expiring in 2005.

Mark box at right if an address change or comment has been  [ ]     INSTRUCTIONS: To vote your shares for all nominees in
noted on the reverse side of this card.                             Proposal I, mark the FOR box. To withhold voting for all
                                                                    nominees in Proposal I, mark the WITHHOLD AUTHORITY box. If
CONTROL NUMBER:                                                     you do not wish your shares voted FOR a particular nominee in Proposal I, please mark the EXCEPTIONS box and
                                                                    enter the name(s) of the director(s) for whom you wish to
                                                                    withhold authority in the space provided below

                                                                    Exceptions:
                                                                               -----------------------------------------------------

                                                                                                         For     Against     Abstain
                                                                    II. Approve the Payless
                                                                        ShoeSource, Inc, Incentive       [ ]       [ ]         [ ]
                                                                        Compensation Plan.


Please be sure to sign and date this Proxy.     Date

Shareowner sign here                        Co-owner sign here
------------------------------------------------------------------------------------------------------------------------------------
DETACH CARD                                                                                                             DETACH CARD

To vote by mail, please detach the voting instruction card above and return it in the enclosed envelope. To vote by Internet, please visit
HTTP://WWW.EPROXYVOTE.COM/UMB-BANK/. If you are planning to attend the Annual Meeting, please save this Admission Ticket and bring it to the meeting for admission.

The Payless ShoeSource Annual Meeting of Shareowners will be held at:

                   PAYLESS SHOESOURCE, INC., POZEZ AUDITORIUM
                             3231 S.E. SIXTH AVENUE
                                 TOPEKA, KANSAS
                              FRIDAY, MAY 24, 2002
                    10:00 A.M., CENTRAL DAYLIGHT SAVING TIME

                           TO VOTE USING THE INTERNET:

1.   Read the accompanying Proxy Statement.

2. Visit the Internet voting site at HTTP://WWW.EPROXYVOTE.COM/UMB-BANK/ and follow the instructions on the screen.

Your Internet vote authorizes the applicable Trustee or recordkeeper to vote your shares to the same extent as if you marked, signed, dated and returned the above voting instruction card. Please note that all votes cast by using the Internet must be submitted prior to 5:00 p.m., Central Daylight Saving Time, May 22, 2002. Your Internet vote is quick, convenient and is submitted immediately.

  IF YOU VOTE USING THE INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD BY MAIL.


                            THANK YOU FOR YOUR VOTE.

                                ADMISSION TICKET

PSS LOGO

                            VOTING INSTRUCTION CARD

                            PAYLESS SHOESOURCE, INC.

Confidential Voting Instructions to American Express Trust Company or Banco Popular de Puerto Rico as Trustee under the Payless ShoeSource, Inc. 401(k) Profit Sharing Plan and the Payless ShoeSource, Inc. Profit Sharing Plan for Puerto Rico Associates, respectively (each a "Profit Sharing Plans" and collectively the "Profit Sharing Plans") and Mellon Investor Services, L.L.C., as recordkeeper under the Payless ShoeSource, Inc. Stock Ownership Plan (the "Ownership Plan").

To the Members of the Profit Sharing Plans and the Ownership Plan:

By signing this card, I appoint the applicable Trustee or recordkeeper to vote all shares of common stock of Payless ShoeSource, Inc., represented by units or shares credited to my account in the Ownership Plan, or the applicable Profit Sharing Plan(s) each as of April 10, 2002, (the record date) at the May 24, 2002, Annual Meeting of Shareowners of Payless ShoeSource, Inc., and at any adjournment of the Meeting, on all subjects that may properly come before the Annual Meeting subject to the directions on the other side of this card.

The Board of Directors recommends a vote FOR election of all listed director nominees, Proposal I, and a vote FOR Proposal II on the other side of this card. IF NO DIRECTIONS ARE GIVEN, AND THIS CARD IS RETURNED SIGNED, THE UNDERSIGNED UNDERSTANDS THAT THE APPLICABLE TRUSTEE OR RECORDKEEPER WILL VOTE IN ACCORDANCE WITH THE ABOVE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

___________________________________     ________________________________________

___________________________________     ________________________________________

___________________________________     ________________________________________


To the Shareowners of Payless ShoeSource, Inc.:

You are cordially invited to attend the Annual Meeting of Payless ShoeSource Shareowners which will be held at Payless ShoeSource, Inc., Pozez Auditorium, 3231 S.E. Sixth Avenue, Topeka, Kansas on Friday, May 24, 2002, at 10:00 a.m., Central Daylight Saving Time.

Provided with this confidential voting instruction card is a return envelope, the Company's 2001 Annual Report to Shareowners and the Proxy Statement for the 2002 Annual Meeting. It is important that you vote either by returning the voting instruction card or by using the internet. Management's recommendation on each issue and the reasons for the recommendations are described in the Proxy Statement. As applicable, the Trustee or recordkeeper will follow your voting instructions. These instructions cannot be disclosed by the Trustee or recordkeeper.

The voting instruction card on the reverse side of this card will constitute your confidential voting instructions to Mellon Investor Services, L.L.C., as recordkeeper under the Ownership Plan and the applicable Trustee under the Profit Sharing Plans.


      PLEASE PROMPTLY SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD
             USING THE ENCLOSED ENVELOPE OR VOTE BY USING INTERNET.



       Please sign the voting instruction card exactly as your name(s)
                   appear(s)on the reverse side of this card.